Exhibit 99.(q)(1)

Power of Attorney

The undersigned Directors of The Prudential Series Fund, Inc. and Prudential’s Gibraltar Fund, Inc. and Trustees of the American Skandia Trust hereby constitute, appoint and authorize William V. Healey, Kathryn C. Quirk, Grace C. Torres, Robert F. Gunia and Jonathan D. Shain as true and lawful agents and attorneys-in-fact, to sign on his or her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.  The undersigned do hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.  The undersigned do hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/Saul K. Fenster	/s/Delayne Dedrick Gold
Saul K. Fenster	Delayne Dedrick Gold

/s/W. Scott McDonald, Jr.	/s/Thomas T. Mooney
W. Scott McDonald, Jr.	Thomas T. Mooney

/s/Thomas M. O’Brien	/s/John A. Pileski
Thomas M. O’Brien	John A. Pileski

/s/David R. Odenath	/s/F. Don Schwartz
David R. Odenath	F. Don Schwartz

/s/Robert F. Gunia
Robert F. Gunia

Dated:  March 8, 2005